UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

NBC Acquisition Corp.
 (Exact name of registrant as specified in its charter)

Delaware	333-48225	47-0793347
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 South 19th Street Lincoln, NE	68501-0529
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 421-7300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2010, NBC Acquisition Corp. (the “Company”) amended its Amended and Restated Credit Agreement (the “ABL Credit Agreement”), dated as of October 2, 2009, among the Company, the Company’s wholly-owned subsidiary, Nebraska Book Company, Inc. (“Nebraska Book”) and the Company’s parent, NBC Holdings Corp. (“Holdings”), Nebraska Book’s subsidiaries, as guarantors (the “Guarantors”), the lenders party thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”) as the administrative agent and the other agents party thereto, which provides for an asset-based revolving credit line of up to $75 million (less outstanding letters of credit and subject to a borrowing base). The amendment to the ABL Credit Agreement (a) changes the definition of “reserves” to include the concept of “reserved local blocked accounts”, as described below, (b) excludes such reserved local blocked accounts from being required to be subject to deposit account control agreements in favor of JPMorgan; provided that if the aggregate balance in such reserved local blocked accounts exceeds $2,000,000, Nebraska Book must, within three business days, eliminate the excess from these accounts, and (c) provides that the failure to eliminate such excess within three business days is an immediate event of default (the “First Amendment to the ABL Credit Agreement”).

On March 22, 2010, the Company also amended its First Lien Amended and Restated Guarantee and Collateral Agreement, dated as of October 2, 2009, among the Company, Holdings, Nebraska Book, the Guarantors and JPMorgan Chase Bank, N.A., as administrative agent (the “ABL Collateral Agreement”), which governs the guarantee by the Guarantors and the first-priority lien on substantially all of Nebraska Book’s and the Guarantors’ tangible and intangible assets, including real property, fixtures and equipment owned or acquired in the future by Nebraska Book and the Guarantors. The amendment to the ABL Collateral Agreement (a) adds the definition of the reserved local blocked accounts as accounts not subject to a local blocked account agreement, (b) adds a schedule listing such accounts, (c) excludes reserved local blocked accounts from the requirement of entering into local blocked account agreements, so long as Nebraska Book is in compliance with the ABL Credit Agreement, and (d) requires loan parties to deliver, upon request, monthly statements showing amounts deposited in each reserved local blocked account (the “First Amendment to the ABL Collateral Agreement”).

The foregoing descriptions of the ABL Credit Agreement, the First Amendment to the ABL Credit Agreement, the ABL Collateral Agreement and the First Amendment to the ABL Collateral Agreement are qualified in their entirety by reference to the full text of the ABL Credit Agreement, the First Amendment to the ABL Credit Agreement, the ABL Collateral Agreement and the First Amendment to the ABL Collateral Agreement. Copies of the First Amendment to the ABL Credit Agreement and the First Amendment to the ABL Collateral Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	First Amendment, dated as of March 22, 2010, to the Amended and Restated Credit Agreement, dated October 2, 2009, among NBC Holdings Corp., NBC Acquisition Corp., Nebraska Book Company, Inc., the Subsidiary Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, Bank of America, N.A., as documentation agent.

Exhibit 10.2	First Amendment, dated as of March 22, 2010, to the First Lien Amended and Restated Guarantee and Collateral Agreement, dated October 2, 2009, among the NBC Holdings Corp., NBC Acquisition Corp., Nebraska Book Company, Inc., the Subsidiary Guarantors and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBC ACQUISITION CORP.

Date: March 24, 2010

/s/ Alan G. Siemek

Alan G. Siemek
Vice President and Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	First Amendment, dated as of March 22, 2010, to the Amended and Restated Credit Agreement, dated October 2, 2009, among NBC Holdings Corp., NBC Acquisition Corp., Nebraska Book Company, Inc., the Subsidiary Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, Bank of America, N.A., as documentation agent.

Exhibit 10.2	First Amendment, dated as of March 22, 2010, to the First Lien Amended and Restated Guarantee and Collateral Agreement, dated October 2, 2009, among the NBC Holdings Corp., NBC Acquisition Corp., Nebraska Book Company, Inc., the Subsidiary Guarantors and JPMorgan Chase Bank, N.A., as administrative agent.